SCHEDULE 14A
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|  Preliminary proxy statement.

|_|  Confidential, for use of the Commission only
     (as permitted by Rule 14a-6(e)(2)).

|X|  Definitive proxy statement.

|_|  Definitive additional materials.

|_|  Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                              CNB Bancorp, Inc.
_______________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)  Title of each class of security to which transaction applies:

          _____________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          _____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          _____________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          _____________________________________________________________________

     (5)  Total fee paid:

          _____________________________________________________________________

|_|  Fee paid previously with preliminary materials.

|_|  Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          _____________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          _____________________________________________________________________

     (3)  Filing Party:

          _____________________________________________________________________

     (4)  Date Filed:

          _____________________________________________________________________

                              CNB BANCORP, INC.

             Notice of Annual Meeting of Shareholders to be Held
                                April 16, 2002

To the Shareholders of CNB Bancorp, Inc.:

     The Annual Meeting of Shareholders of CNB Bancorp, Inc. will be held at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York on Tuesday, April 16, 2002, at 4:00 p.m. (local time), for the following purposes:

1.   Election of Directors - To elect three directors of CNB Bancorp, Inc.;

2. Approval of Long-Term Incentive Compensation Plan - To consider and vote upon the approval of a new compensation plan, the Long-Term Incentive Compensation Plan (the "Plan"), to be effective and adopted by CNB Bancorp, Inc. upon the approval of the Plan by shareholders; and

3. To transact such other business as may properly come before the meeting or any adjournment of it.

     Only shareholders of record at the close of business on March 1, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

                                          By order of the Board of Directors,

                                          George A. Morgan, Vice President
                                          and Secretary

     Your vote is important. You are cordially invited to attend the meeting. Even if you plan to attend the meeting, please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

     The Board of Directors unanimously recommends that the shareholders vote for the election as directors of the nominees named in this Proxy Statement and to approve the Plan.

                              CNB BANCORP, INC.

   Principal Office - 10-24 North Main Street, Gloversville, New York 12078

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held April 16, 2002

                             General Information

     This proxy statement is furnished in connection with the solicitation, by the Board of Directors of CNB Bancorp, Inc., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Tuesday, April 16, 2002, at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York 12095. At the Annual Meeting, shareholders of the Company are being asked to consider and vote upon the election of three directors for three year terms and to approve the Long-Term Incentive Compensation Plan (the "Plan"). This proxy statement and the form of proxy are first being sent to shareholders on March 15, 2002. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the meeting will not, in and of itself, constitute revocation of a proxy). Written notices of revoked proxies may be directed to George Morgan, Secretary, CNB Bancorp, Inc., 10-24 North Main Street, Gloversville, New York 10278.

     All shares represented by valid proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the shareholder executing such proxy. If no directions are given, proxies will be voted FOR the nominees presented herein and FOR the approval of the Plan.

     Proxies will be solicited by mail. They may also be solicited by directors, officers, and regular employees of the Company and the City National Bank and Trust Company (the "Bank"), a wholly-owned subsidiary of the Company, personally or by telephone, but such persons will receive no additional compensation for such services. The Company will bear all costs of soliciting proxies. In addition the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who are holders of record of the Company's common stock on the record date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and Notice of Annual Meeting, to the beneficial owners of such shares.

     As of March 1, 2002, there were 2,274,685 shares of common stock, $2.50 par value, of the Company issued and outstanding. Only holders of such stock at the close of business on March 1, 2002 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share held.

     Voting Procedures. A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of common stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting.

     In the election of directors (Proposal 1), the three nominees for director who receive the largest number of votes cast "For" will be elected as directors if a quorum is present. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.

     The approval of the Plan (Proposal 2) requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes on approval of the Plan will not count.

     Directors, including those standing for reelection at the annual meeting, and executive officers of the Company have a substantial interest in the Plan since they anticipate being compensated under the Plan. The directors and executive officers of the Company had beneficial ownership of 318,051, or 13.25% of the Company's outstanding common shares on January 31, 2002.

     No person is known to the Company to be the beneficial owner of more than five per cent of the Company's common stock.

     Shareholder Proposals for the Year 2003 Annual Meeting. In order for shareholder proposals to be eligible for inclusion in the Company's proxy material relating to its 2003 Annual Meeting, they must be directed to the Secretary of the Company and received no later than November 15, 2002.

     Any shareholder who intends to propose any other matter to be acted upon at the 2003 Annual Meeting of Shareholders must inform the Company by January 30, 2003, or if notice is not provided by that date, the persons named in the Company's proxy for the 2003 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2003 Annual Meeting.

                      Proposal 1 - Election of Directors

     The by-laws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 members and that the total number of directors may be fixed by action of the Board of Directors or the shareholders. The by-laws further provide that the directors shall be divided into three (3) classes as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. Each class holds office for a term of three years, but only one class comes up for election each year. The Board of Directors has fixed the number of directors at eleven. A total of three people have been designated by the Board as nominees for election at this meeting for three-year terms as directors in Class 1, to expire at the Annual Meeting to be held in 2005. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

     Nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Company in writing not later than the close of business on the thirtieth (30th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the presiding officer of the meeting.

     All nominees are currently directors of the Company and of the Bank and have been nominated for election to serve for three years or until their successors are elected.

     It is the intention of the persons named in the proxy to vote for the election of the following nominees, all of whom have consented to be named in this Proxy Statement, to serve if elected, and to hold office until their successors are elected and qualified. If any nominee is unavailable for election or declines to serve, the shares may be voted for a substitute nominee.

The names of the nominees for election for a term of three years and certain information as to each of them are as follows:

                                                     No. of
Name, Age, Other Positions with                      Common Shares
the Company, Principal Occupation                    Beneficially
(previous 5 years) and                               Owned on       Percent
Directorships of Other            Director  Term     January 31,    of Shares
Publicly Owned Companies          Since *   Expires  2002(1)        Outstanding

CLASS 1

William N. Smith, 61
Chairman of the Board,
President and Chief Executive
Officer of the Company
  and the Bank                     1982     2002      74,900(1)        3.19

Brian K. Hanaburgh, 52
Owner
D/B/A McDonald's Restaurants
Fast Food Restaurants              1994     2002       2,317(2)         .10

Richard D. Ruby, 53
President
Ruby & Quiri, Inc.
Home Furnishings Retailer          1999     2002       4,822(3)         .21


The Board of Directors unanimously recommends that shareholders vote in favor of these nominees.

The following named members of the Board of Directors of CNB Bancorp, Inc. will continue in office until the end of their terms:

CLASS 2

John C. Miller, 71
President
John C. Miller, Inc.
Automobile Dealer                 1971        2003       75,000        3.29

Frank E. Perrella, 74
President
Sira Corp
Consultant                        1980        2003       52,076(4)     2.29

Robert L. Maider, 70
Attorney-at-Law
Maider & Smith                    1981        2003       16,830(5)      .74


Timothy E. Delaney, 39
President
Delaney Construction Corp.
Heavy/Highway Construction        1999        2003        8,895(6)      .39

CLASS 3

George A. Morgan, 59
Vice President and Secretary
of the Company
Executive Vice President,
Cashier and Trust Officer
of the Bank                       1991        2004       46,700(7)     2.01

Clark D. Subik, 47
President
Superb Leather, Inc.
Leather Merchandiser              1995        2004        7,639(8)      .34

Deborah H. Rose, 51
Retired Vice President
Hathaway Agency, Inc.
General Insurance                 1996        2004        7,099(9)      .31

Theodore E. Hoye, III, 53
President
First Credit Corporation
Financing & Insuring of

Manufactured Housing              1998        2004       11,449(10)     .50

Beneficial Ownership by All
Directors and Executive Officers
as a Group                                              318,051       13.25%

* Year in which Director was first elected to the Board of Directors of the Company or the Bank.

     Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

     (1) Includes 70,780 shares issuable upon the exercise of exercisable stock options.

     (2)  Includes 813 shares owned individually by his spouse.

     (3) Includes 1,710 shares issuable upon the exercise of exercisable stock options.

     (4) Includes 51,000 shares owned individually by spouse and 600 shares owned by spouse as custodian.

     (5)  Includes 1,077 shares owned individually by his spouse.

     (6) Includes 1,710 shares issuable upon the exercise of exercisable stock options.

     (7) Includes 45,116 shares issuable upon the exercise of exercisable stock options.

     (8)  Includes 1,005 shares owned jointly with spouse.

     (9)  Includes 502 shares owned jointly with spouse.

     (10) Includes 6,634 shares in the name of First Credit Corporation and 4,140 shares in a Money Purchase and Profit Sharing Plan.

     Board Meetings and Committees of the Board. The Board of Directors of the Company met eight times during 2001. All members attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they are members, except for Mr. Delaney and Mr. Maider.

     The Board of Directors of the Company does not have a standing nominating committee. This function is performed by the Board's Executive Committee which met three times during 2001. Its members are Messrs. Smith, Chairman; Hoye, Morgan and Ms. Rose, and in addition, up to two other members of the Board may serve as rotating members on a monthly basis. The Executive Committee reviews and recommends to the full Board of Directors nominees for election or re-election as directors. The Executive Committee will consider the names of individuals recommended by shareholders for nomination to be directors of the Company. Persons wishing to recommend individuals for consideration should send such recommendations to the Secretary of the Company.

     The Audit Committee of the Board of Directors of the Bank functions as the standing Audit Committee of the Board of Directors of the Company. This Committee met seven times in 2001. Its members are Ms. Rose, Chairwoman; Messrs. Delaney, Hanaburgh and Subik. The responsibilities of the Audit Committee include recommending the appointment of and overseeing a firm of independent auditors whose duty it is to audit the books and records of the Company and its subsidiaries for the fiscal year for which they are appointed; monitoring and analyzing the results of internal and regulatory examinations; and monitoring the Company's and its subsidiaries' financial and accounting organization and financial reporting.

     The Compensation Committee of the Board of Directors of the Bank functions as the standing Compensation Committee of the Board of Directors of the Company. This Committee met twice in 2001. Its members are Messrs. Perrella, Chairman; Hanaburgh and Miller. The Committee reviews the salaries and other forms of compensation of the key executive officers of the Company and the Bank, reviews salary policies and general salary administration throughout the Bank and recommends to the Board of Directors profit sharing contributions to be made to the Employee Profit Sharing Plan.

     Audit Committee Report. The Audit Committee of the Board of Directors of the Company is responsible for providing independent, objective oversight of the Company's accounting functions, internal controls and financial reporting process. The Audit Committee is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

     In connection with these responsibilities, the Company's Audit Committee met with management and the independent accountants to review and discuss the Company's December 31, 2001 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed KPMG's independence with KPMG and has considered whether the non-audit services provided by KPMG during the fiscal year ended December 31, 2001 were compatible with maintaining KPMG's independence. The Audit Committee has concluded that the non-audit services provided do not impair the independence of KPMG.

     Based upon the Audit Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                                                  The Audit Committee

                                                  Deborah H. Rose, Chairwoman
                                                  Timothy E. Delaney
                                                  Brian K. Hanaburgh
                                                  Clark D. Subik

     The Company's independent accountants billed the aggregate fees shown below for audit, financial information systems design and implementation and other services rendered to the Company and its subsidiaries for the year 2001:

           Audit Fees                                           $78,200

           Financial Information
           Systems Design and Implementation Fees                    $0

           All Other Fees                                       $33,785

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company assists executive officers and directors in filing the required reports and, to its knowledge during the year 2001, all filing requirements applicable to officers and directors were met.

     Selection of Auditors. KPMG has served the Company as its independent auditors for over twenty-five years. Selection of auditors for the current year will be made at the meeting of the Board of Directors scheduled for April 29, 2002. We anticipate that KPMG will be selected. We expect representatives of KPMG to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.

     Executive Officers Compensation. The following Summary Compensation Table shows the annual and long-term compensation for the last three fiscal years for the Company's Chief Executive Officer, and for the Company's Vice President and Secretary; the only executive officers of the Company, or the Bank, whose total salaries and bonuses exceeded $100,000 in 2001.


                                                                      Summary Compensation Table


                                                                                      Long-Term
                                               Annual Compensation                    Compensation
                                                                                      Securities
Name and                                                                              Underlying         All Other
Principal Position                       Year         Salary         Bonus            Options(#)         Compensation<F1>

William N. Smith, Chairman               2001         $215,500       $31,240          10,000             $17,705
of the Board, President and              2000         $202,520       $22,765               0             $15,374
Chief Executive Officer of               1999         $193,350       $17,360          39,900             $14,110
the Company and the Bank

George A. Morgan                         2001         $146,800       $19,520           6,700             $12,112
Vice President and                       2000         $138,165       $16,191               0             $10,397
Secretary of the Company                 1999         $132,350       $12,420          26,700             $ 9,707
and Executive Vice-President,
Cashier and Trust Officer
of the Bank


<F1> The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (a) contributions by the Company to its profit-sharing plan: Mr. Smith, $16,467: and Mr. Morgan, $11,428, and (b) the economic benefit of life insurance coverage provided for the executive officers: for the benefit of Mr. Smith, $1,238: for the benefit of Mr. Morgan, $684.



The following table provides information on grants of stock options in 2001 to the named executives.


                                                          Option Grants In Last Fiscal Year


                          Number of         Percent of
                          Securities        Total Options
                          Underlying        Granted to          Exercise
                          Options           Employees in        or Base            Expiration      Grant Date
Name                      Granted(#)        Fiscal Year         Price($/Sh)        Date            Present Value($)<F1>

William N. Smith           10,000            27.89%               $32.50           06/26/11             $66,000

George A. Morgan            6,700            18.69%               $32.50           06/26/11             $44,220


<F1> The grant date present value is estimated by using the Black-Scholes option pricing model with the following weighted average assumptions: the expected life of the options was estimated to be five years, dividend yield of 2.11%, expected volatility 18.81%, and risk free interest rate of 4.81%. Based on the above assumptions, the Company has estimated that the per share fair value of the options granted was $6.60.



     The following table sets forth the options exercised in 2001 and the December 31, 2001 unexercised value of both vested and unvested options for the named executives.


                                  Aggregate Option Exercises In 2001 and Year-End Option Values


                                                                                         Value of
                                                           Number of Securities          Unexercised
                                                           Underlying                    In-the-Money
                                                           Unexercised Options           Options
                             Shares                        at 12/31/01(#)                at 12/31/01($)
                             Acquired on    Value          Exercisable/                  Exercisable/
Name                         Exercise(#)    Realized($)    Unexercisable                 Unexercisable<F1>

William N. Smith             14,120         $167,922        70,780/10,000                 $309,705/$0

George A. Morgan             11,584         $142,564         45,116/6,700                 $194,140/$0


<F1> Value is based on the difference between the fair market value of the securities underlining the options and the exercise price of the options at December 31, 2001. The actual amount, if any, realized upon the exercise of stock options will depend upon the market value of the Company's common stock relative to the exercise price per share of the optioned stock at the time the stock option is exercised.



Employment Arrangements. The Company and the Bank have entered into agreements with William N. Smith and George A. Morgan which provide that if a "change of control" of the Company or the Bank should occur, Mr. Smith and Mr. Morgan will be entitled to continued employment by the Company and the Bank for a minimum of five years following the "change of control" with the same position and duties held at the time of a "change of control" and at salaries which are no less than those in effect at the time the "change of control" occurs. If, within five years of a "change of control," the Company or the Bank should terminate Mr. Smith's or Mr. Morgan's employment for reasons other than "cause" or disability or if Mr. Smith or Mr. Morgan should resign for "good reason" he would be entitled to a lump sum termination payment equal to three times his annual compensation plus, if applicable, a grossed up amount so that the after tax amount is equal to any excise tax imposed on such termination payment pursuant to Internal Revenue Code Section 4999. The lump sum payments to the executives under these agreements in the event of a change in control, as defined in the agreements, and termination of the executive's employment, would be as follows: Mr. Smith, $761,640; and Mr. Morgan, $500,640.

Compensation Of Directors. At present, directors of the Company are not compensated in any way for their services. The directors of the Bank are the same individuals who are directors of the Company. Directors of the Bank are compensated for all services as directors as follows: for attending regular and special meetings of the Board, $700 for each meeting; for service as regular members of the Executive and Discount Committee, except salaried officers $11,700 per annum, payable quarterly; for service as special members of the Executive and Discount Committee, $900 for the month of service; for service as members of the Trust Investment Committee, except salaried officers $3,600 per annum, payable quarterly; for service as members of the Audit Committee $300 for each meeting attended. In addition to the foregoing, the Chairman of the Audit Committee receives an annual fee of $700, payable quarterly. Members of the Compensation Committee receive $300 for each meeting attended.

                        Compensation Pursuant To Plans

Retirement Plans - The following table shows the estimated annual benefits payable upon retirement under the pension plans of the Bank based on specific compensation and years of service classifications.

           Estimated Annual Benefits For Years Of Service Indicated

Highest 5-Year Average  20 Years            30 Years            40 Years
Base Compensation        Service             Service             Service

$ 25,000                 $ 6,300             $ 9,450            $ 12,588
  50,000                  13,853              20,780              27,368
  75,000                  22,603              33,905              44,243
 100,000                  31,353              47,030              61,118
 125,000                  40,103              60,155              77,993
 150,000                  48,853              73,280              94,868
 175,000                  57,603              86,405             111,743
 200,000                  66,353              99,530             128,618
 225,000                  75,103             112,655             145,493
 250,000                  83,853             125,780             162,368
 275,000                  92,603             138,905             179,243
 300,000                 101,353             152,030             196,118


     The Bank has a non-contributory defined benefit retirement plan by participation in the New York State Bankers Retirement System. This Plan covers all employees of the Bank age 21 years, and less than 65 years, with more than one year of service who complete 1,000 or more hours of service during the year. Benefits are based on the number of years of service and salary at retirement. An employee becomes fully vested in the Plan after five years of service. The amount of contributions, payment, or accrual, in respect to a specified person, is not and cannot readily be separately or individually calculated by the actuaries of the Plan. During 2001, the aggregate amount expensed for retirement contributions to the Plan equaled approximately 2.26% of the total covered remuneration paid to participants in the Plan. In addition, the Bank has entered into an Agreement with William N. Smith whereby the Bank has agreed to pay Mr. Smith a supplemental retirement benefit equivalent to the excess of the benefit he would receive under the Plan if the compensation limitations provided by Section 401(a)(17) of the Internal Revenue Code did not exist over his Plan benefit. The Agreement also provides that, for purposes of computing the supplemental benefit payable to Mr. Smith, he will receive credit for an additional ten years of service beyond his actual service with the Bank and the Company. Mr. Smith's supplemental retirement benefit under this Agreement is only payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank has purchased a life insurance policy on Mr. Smith's life so that it will have funds available to satisfy its obligations under this Agreement. This life insurance is held in a so-called "Rabbi" trust but is available to the creditors of the Bank. Under the Plan, as supplemented by the Agreement, each participant who retires at age 65 is entitled to receive an annual retirement income for life equal to 1.75% of the average of the highest consecutive five years of compensation during his or her career (average compensation) times creditable service up to 35 years, plus 1.25% of the average compensation times creditable service in excess of 35 years (up to five such years), less .49% of the final three year average compensation (limited to covered compensation, which is defined as the average of the individual's last 35 years of taxable social security wage base), times creditable service up to 35 years. Estimated annual benefits to individual employees for the years of service indicated, exclusive of social security benefits, are shown in the preceding table. (The Plan and the Agreement contain provisions for optional benefits of equivalent actuarial value which may be elected by the employee.) As of December 31, 2001, William N. Smith had 26 years of credited service with the Bank and George A. Morgan had 34 years.

     Profit Sharing Plans - The Bank has a deferred profit sharing plan. At present, the profit sharing plan provides for annual contributions, if any, by the Bank, at the discretion of the Board of Directors. Employees are eligible to participate in the profit sharing plan after completing one year of service with the Bank and having reached age 21 years. Contributions on behalf of participating employees are allocated to participants' shares in proportion to their annual compensation. Amounts expensed for deferred profit sharing plan contributions are included in the above summary compensation table. Participants are fully vested over a six year period. Contributions are invested and administered by the Bank as sole trustee and administrator. In addition, the Agreement between William N. Smith and the Bank provides that Mr. Smith will receive credit in an account maintained on the books of the Bank for an amount equal to the difference between the amount actually credited to Mr. Smith's account under the profit sharing plan and the contribution he would have received without regard to the compensation limitations of Section 401(a)(17) of the Internal Revenue Code. The balance in Mr. Smith's supplemental profit sharing account is payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank is contributing money to the "Rabbi" trust previously referred to so that it will have funds available to satisfy its obligation under the Agreement to pay Mr. Smith supplemental profit sharing benefits.

     Director Fees Plan - The Bank has a deferred fees plan for directors. This plan allows directors the election to defer the receipt of meeting fees to a future date. Deferred fees are credited, together with interest accruing thereon, to a separate liability account. Interest is credited annually at a rate of twenty-five basis points above the six month Treasury Bill average discounted rate for the year. The balance of any account is payable to the director, or to his designated beneficiaries, in a lump sum or in up to ten annual installments, at the election of the director. Payments begin on a date specified by the director or upon his termination as a director of the Bank, whichever is applicable.

     Stock Option Plan - The Company has a Stock Option Plan, approved by shareholders on October 20, 1998, that provides for the award of both incentive stock options and nonqualified stock options to executive officers and key employees of the Company. The Stock Option Plan is administered by the Compensation Committee of the Company's Board of Directors. Options to acquire the Company's common stock awarded under the Stock Option Plan may be exercised for periods of up to 10 years from the date of grant. No shares of the Company's common stock remain available for the award of options under the Stock Option Plan.

           Compensation Committee Report on Executive Compensation

     Overview and Philosophy. The Board of Directors of the Company has established a Compensation Committee. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. There are no interlocking relationships between any members of the Compensation Committee.

     Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and each other executive officer. The Compensation Committee also structures and monitors all contracts with executive officers which include the employment agreements with Messrs. Smith and Morgan. Compensation decisions with respect to executive officers are based upon the factors discussed below, rather than any obligation set forth in such contracts.

     The Compensation Committee gathers comparative compensation data from independent sources, including the Independent Bankers Association of New York, and has attempted to develop a strategy which links pay to performance.

     The objectives of Company's executive compensation program are to:

          o    Support the achievement of desired goals of the Company.

          o Provide compensation that will attract and retain superior talent and reward performance.

          o Align the executive officers' interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.

     Compensation Matters in 2001. During 2001 the Compensation Committee increased the levels of base salary of the Chief Executive Officer and certain other Executive Officers. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size and operations.

     Annual cash bonuses were paid to the Chief Executive Officer and other Executive Officers for the year 2001, based upon the Compensation Committee's qualitative assessment of the individual's performance and that of the Company, rather than any discrete performance measures.

     Executive Officer Compensation Program. The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, longer-term incentive compensation in the form of stock options and various benefits.

     Base Salary. Base salary levels for the Company's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, the Company's performance and specific issues particular to the Company.

     Annual Incentive Compensation. The Company provides direct financial incentives in the form of an annual cash bonus to executives to achieve the Company's annual goals. The amount distributed to each Executive Officer is based on his or her base salary and is weighted to reflect the individual's ability to affect the performance of the Company, with the Chief Executive Officer having the largest weighting.

     Long-Term Incentives. Stock options awarded in 2001 under the Stock Option Plan constitute the Company's long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in the Company's common shares.

     Stock options awarded executive officers in 2001 were granted at an option price equal to the fair market value of the Company's common shares on the date of grant, have ten-year terms and have exercise restrictions that lapse ratably over a four-year period. Awards are made at levels considered to be competitive within the banking industry.

     Benefits. The Company provides medical benefits to its executive officers that are generally available to all fulltime Company employees.

     Chief Executive Officer Compensation. The base salary of Mr. Smith, the Company's President, was increased to $215,500, effective January, 2001, based upon the Compensation Committee's review of surveys of other banking companies, as described above, and its determination that such amount would represent a competitive base salary. Mr. Smith received a total of 20,000 stock options in 2001.

     In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

     Membership of the Compensation Committee. The Company's directors serving on the Compensation Committee are named below:

                                            Frank E. Perrella, Chairman
                                            Brian Hanaburgh
                                            John C. Miller

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions. Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have Been customers of and had business transactions with the Bank. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more that normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.

     Related Party Transactions. Directors and executive officers of the Company and their associates were customers of, or had transactions with, the Company or the Bank or other subsidiaries in the ordinary course of business during 2001. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

     During 2001, the Bank purchased installment loan contracts from First Credit Corporation of New York, Inc. and paid it $206,084 in servicing fees. First Credit Corporation of New York, Inc. engages in the business of developing and servicing retail sales and installment loan contracts for the manufactured housing industry with various lending institutions. Mr. Hoye, a director of the Company, owns and operates First Credit Corporation of New York, Inc.

     Robert L. Maider, who is a member of the Board of Directors, is a partner of the law firm of Maider & Smith, which the Bank has retained in the past and proposes to retain in the current fiscal year. During 2001, the Bank made payments to this firm for services in the amount of $20,026.04.

     Each of these transactions and relationships was entered into on an arms' length basis. Management of the Company believes that all amounts paid by the Company or the Bank in those transactions have been at competitive rates or prices.

                              PERFORMANCE GRAPH

     Performance Graph. The following line graph presentation compares the five-year cumulative total shareholder return on CNB Bancorp, Inc.'s common stock against the cumulative total return of the Standard & Poor's 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index (KBW 50). The graph assumes that $100 was invested on December 31, 1995 and includes both price change and reinvestment of cash dividends. Graph points are as of December 31 of each year.

     The KBW 50 Index is made up of fifty of the nation's most important banking companies, including both money center and major regional banks, and is considered to be representative of the price performance of the nation's largest banks. It should be kept in mind that, by design, the KBW 50 Index does not reflect the price or total return performance of smaller banking companies.

(GRAPH)

                                       Period Ending

Index                 12/96   12/97   12/98   12/99   12/00   12/01

CNB Bancorp, Inc.     100.00  136.47  157.71  175.21  181.62  199.92
S&P 500               100.00  133.36  171.47  207.56  188.66  166.24
KBW 50                100.00  146.19  158.29  152.80  183.45  175.89

     PROPOSAL 2 - APPROVAL OF THE LONG-TERM INCENTIVE COMPENSATION PLAN

     The shareholders of the Company are being asked to approve a new stock compensation plan for directors and employees, the Long-Term Incentive Compensation Plan (the "Plan"). The purposes of asking shareholders to approve the Plan are (1) to satisfy the requirements of the New York Business Corporation Law that shareholders approve the Plan, (2) so that incentive stock options satisfying the requirements of Section 422 of the Internal Revenue Code (the "Code") may be awarded to employees under the Plan, and (3) so that stock options awarded under the Plan will be "performance-based compensation" under Section 162(m) of the Code. The Plan will be adopted by the Company and become effective upon approval of the Plan by the shareholders. The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Appendix B hereto. Each shareholder is urged to review the Plan in its entirety.

                             General Information

     The Plan provides for the award of stock options, stock and restricted stock to directors and selected employees, including consultants for this purpose. The Board of Directors believes that stock awards and stock options are useful in motivating directors and employees, particularly in aligning their interests with those of shareholders. Accordingly, the Board of Directors believes it is appropriate to adopt the Plan.

     No awards have been made under the Plan. Because the Board of Directors of the Company or its Compensation Committee will have full discretion to make awards under the Plan, the amount of such awards is not yet determinable. The Company will reserve 225,000 shares for issuance under the Plan, or 9.89% of its outstanding common shares.

                           Description of the Plan

     Purpose of the Plan. The Plan is intended to assist the Company in attracting and retaining employees and non-employee directors of outstanding ability and to promote the identification of their interests with those of the shareholders of the Company.

     Types of Awards and Eligibility. The Plan authorizes the Board of Directors of the Company or its Compensation Committee to grant stock options, stock and restricted stock to employees, non-employee directors and consultants of the Company and its subsidiaries. Incentive stock options may be granted only to employees. Nonstatutory stock options, stock and restricted stock may be granted or awarded to employees or non-employee directors.

     Administration. Subject to the provisions of the Plan, the Board of Directors of the Company or its Compensation Committee would have discretion to determine the terms of all awards under the Plan, including the exercise price of options, the time or times at which awards are made, the nature of the award, whether of stock options, restricted stock or stock, the number of shares of Company common stock covered by awards, whether an option will be an incentive stock option or a non-statutory stock option, any provisions relating to vesting, the period during which options may be exercised, the period during which options are subject to restrictions, the manner of exercising options, the restrictions on any restricted stock award and the extent to which such restrictions lapse upon the recipient's termination of service to the Company. These terms need not be identical for all awards. In determining the terms of awards under the Plan, the Board or the Compensation Committee may take into account the nature of the services rendered by the award recipients, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Board or the Compensation Committee in its discretion may deem relevant. Subject to the provisions of the Plan, the Board or the Compensation Committee also would have authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of the Plan.

     Shares Subject to Grant and Adjustment. A maximum of 225,000 shares of Company common stock in the aggregate would be authorized for issuance under the Plan. The number of shares of Company common stock covered by stock options that may be awarded to any one individual under the Plan is limited to 50,000 shares in any one calendar year. The number of shares subject to the Plan (and the number of shares and terms of any award) may be adjusted by the Board or the Compensation Committee in the event of any change in the outstanding Company common stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or similar event.

     Amendment and Termination. The Board of Directors may amend, alter, suspend or terminate the Plan in any respect at any time, without further action by shareholders, provided that no amendment, alteration or termination of the Plan may adversely affect the rights or obligations of the recipient of any award under the Plan made prior to the date of the amendment, alteration or termination, without such person's consent.

     Unless sooner terminated by the Board of Directors, the Plan will terminate on December 31, 2011 and no additional awards may be made under the Plan after that date. The termination of the Plan would not affect the validity of any award outstanding on the date of termination.

                                Stock Options

     Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonstatutory stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the Plan would entitle the optionee, upon exercise, to purchase a specified number of shares of the Company's common stock from the Company at a specified exercise price per share. The per share exercise price of an incentive stock option may not be less than the fair market value of a share of Company Common Stock as of the date of grant, determined in the manner specified by the Plan. In the case of an optionee who owns or is treated as owning (under Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company (a "Ten-Percent Shareholder"), the per share exercise price of an incentive stock option may not be less than 110 percent of the fair market value of a share of Company Common Stock on the date of the grant.

     Exercise Period and Transferability. Options granted under the Plan may be exercised for a period of no more than ten years from the date of grant (five years in the case of incentive stock options granted to a Ten-Percent Shareholder). Awards under the Plan are not transferable other than by will or the laws of descent and distribution, with the exception that limited transfers of non-statutory stock options may be made as described in the Plan. All outstanding options awarded to an optionee become immediately exercisable upon a change in control of the Company or the death, disability or retirement of the optionee as described in the Plan. Options will also terminate one year from the date of termination of employment or service as a director, unless such termination is for cause, in which case the options terminate immediately upon termination of employment or service as a director.

     Payment of Exercise Price. An option may, subject to the terms of an applicable agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Compensation Committee may prescribe, accompanied by full payment for the shares with respect to which the option is exercised. To the extent provided in the applicable option agreement, payment may be made in whole or in part by delivery of shares valued at fair market value on the date of exercise, so long as such shares have been held for six months.

                           Restricted Stock Awards

     The Plan authorizes the Board or its Compensation Committee to award shares of restricted stock to employees and non-employee directors, subject to the restrictions and other terms and conditions as are determined by the Board or its Compensation Committee. Transfers of shares of restricted stock will be prohibited until the restrictions are satisfied. A recipient of an award of restricted stock is treated as owner of record for purposes of voting, dividends and any other action taken with respect to the common stock during the restriction period. The Board or its Compensation Committee will determine the extent to which restrictions will lapse upon the recipient's termination of service to the Company. Unless otherwise determined by the Board or its Compensation Committee, a participant will forfeit any restricted stock for which the restriction period has not expired at the time he or she terminates service with the Company for any reason.

     The Board or its Compensation Committee may grant shares of restricted stock to participants in the Plan, either in conjunction with or separate from other awards under the Plan. The participant may be required to meet certain performance standards to receive the restricted stock, and may or may not be required to pay a purchase price for the shares of restricted stock. Restricted stock awards may be provided to employees and directors as compensation, without cost to them.

     Upon a change of control of the Company, all restrictions will expire and the certificates representing shares of restricted stock will be delivered to participants.

                                 Stock Awards

     The Plan also authorizes the Board or its Compensation Committee to award shares of Company common stock to employees and non-employee directors, subject to conditions established by the Board or its Compensation Committee, including the achievement of performance objectives determined by the Board or its Compensation Committee. Stock awards may be provided to employees and directors as compensation, without cost to them. The Plan authorizes the Board or its Compensation Committee to determine the effect of a change in control of the Company upon an award of shares of Company common stock at the time the Board or its Compensation Committee establishes the terms and conditions of the award.

              Summary of Certain Federal Income Tax Consequences

     Incentive Stock Options. An optionee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an incentive stock option within certain specified periods after termination of employment, the optionee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonstatutory stock option, as described below.

     The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the optionee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss. If an optionee recognizes ordinary income on exercise of an incentive stock option or as a result of a disposition of the shares acquired on exercise, the Company will be entitled to a deduction in the same amount.

     Nonstatutory Stock Options. An optionee will not recognize income at the time of grant of a nonstatutory stock option. At the time of exercise of a nonstatutory stock option, an optionee will recognize ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in stock. The Company will be entitled to a deduction in the amount of ordinary income so recognized.

     Restricted Stock. The participant who receives a grant of restricted stock is not required to realize income (either actually or constructively) prior to expiration of the lapse of the restriction period (except as otherwise described in this paragraph). The participant is required to realize ordinary income in an amount equal to the dividends actually received during the restriction period as a result of his beneficial ownership of the restricted stock. Upon the lapse of the restriction period, the participant generally will realize ordinary income in an amount equal to the difference between the then fair market value of the shares of common stock granted as restricted stock and any price paid for such shares.

     The Company will be entitled to a deduction in the amount that and generally at the time ordinary income or gain is realized by the recipients as a result of the payment of dividends on restricted stock, and the lapse of the restriction period on stock awards. Recipients of awards of common stock, not subject to restriction, will realize ordinary income at the time of the award in an amount equal to the difference between the then fair market value of the shares awarded and any price paid for such shares. The Company will be entitled to a deduction in the same amount.

     Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Board or its Compensation Committee awards options the vesting of which is accelerated by a change in control of the Company, such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain employees. The Company presently has agreements with Messrs. Smith and Morgan under which they would be reimbursed for any such excise tax.

     Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the Board or the Compensation Committee to make stock option awards under the Plan that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

     General. The rules governing the tax treatment of options and the receipt of shares in connection with such grants or awards are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the federal income tax laws.

                             Accounting Treatment

     In October 1995, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("FAS No. 123"). This statement defines a fair value based method of measuring and recording compensation cost associated with employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized in income over the service period. FAS No. 123 encourages adoption of this method of accounting; however, it also allows an entity to continue to measure compensation cost using the method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Entities electing to continue using the accounting method in APB No. 25, as the Company has elected, must make pro forma disclosures of net income and earnings per share as if the fair value based method prescribed under FAS No. 123 had been applied.

     Under APB No. 25, as applied by the Company generally, neither the grant nor the exercise of an incentive stock option or a nonstatutory stock option under the Plan with an exercise price not less than the fair market value of the Company common stock at the date of grant requires a charge against earnings. Generally, the award of restricted stock will require a charge against earnings, the amount and timing of which is not determinable in advance. The award of common stock, not subject to restriction, will require a charge against earnings.

Certain Other Information

     Approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal.

     The Board of Directors unanimously recommends a vote "For" the proposed
Plan.

Other Matters. As of the date of this Proxy Statement, the Board of Directors does not know of any matter other than as indicated above that will come before the meeting. In the event that any other matter properly comes before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment on such matters.

     A copy of Form 10K (Annual Report) for 2001, filed with the Securities and Exchange Commission by the Company, is available to shareholders free of charge by written request to George A. Morgan, Vice President and Secretary, CNB Bancorp, Inc. 10-24 North Main Street, Gloversville, NY 12078.

                        Annual Report to Shareholders

             Householding of Proxy Statements and Annual Reports

     The Company's Annual Report for its fiscal year ended December 31, 2001 accompanies the Proxy Statement but is not part of our proxy soliciting material. You may obtain additional copies of our Annual Report by requesting them from George A. Morgan, the Company's Secretary.

     We undertake to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or the Annual Report, as applicable, to a shareholder at a shared address to which a single copy of this documents was delivered. Requests should be addressed to George A. Morgan, Secretary, CNB Bancorp, Inc., 10-24 North Main Street, Gloversville, New York 12078, telephone (518) 773-5126.

     We urge you to sign and return the enclosed proxy form as promptly as possible whether or not you plan to attend this meeting in person.

                                  APPENDIX A

                              CNB BANCORP, INC.
                           AUDIT COMMITTEE CHARTER

I.   PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities by reviewing the Company's systems of internal controls regarding finance, accounting and legal compliance.

The Audit Committee's primary duties and responsibilities are to:

     Serve as an independent and objective committee to monitor the Company's financial reporting process and internal control system.

     Review and appraise the audit efforts of the Company's internal audit department, compliance department and independent auditors.

     Provide an open avenue of communication among senior management, independent auditors, internal audit department and the Board of Directors.

The Audit Committee should encourage adherence and continuous improvement of the Company's policies, procedures and practices at all levels.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more outside and independent directors. Independent to be defined as having no relationship to the corporation that may interfere with the exercise of their independent judgment. All committee members shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise. The members and chairman are appointed by the Board.

III. MEETINGS

The Committee shall meet at least four times annually, or more as needed. The Committee will meet with the internal auditor and compliance officer quarterly, independent auditors annually and senior management as circumstances dictate.

IV.  RESPONSIBILITIES AND DUTIES

          A.   Documents/Reports Review

               1.   Review and approve internal auditor's audit schedule.

               2.   Review and approve compliance officer's work schedule.

               3. Review internal audit reports, reports to management and management's response.

               4. Review compliance reports, reports to management and management's response.

               5. Report to the Board of Directors quarterly on the review of audit and compliance reports.

               6.   Confirm and assure objectivity of internal auditor.

               7. Review performance of internal auditor annually and recommend compensation.

               8. Review and update this Charter annually and amend as circumstances dictate.

          B.   Independent Auditors

               1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the accountants all relationships the accountants have with the Company to determine their independence.

               2. Review the performance of the independent accountants and approve any proposed discharge of the accountants when circumstances warrant.

               3. Periodically consult with the independent accountants out of the presence of management about internal controls and the accuracy of the Company's financial statements.

          C.   Financial Reporting Processes

               1. In consultation with the independent accountants and the internal auditor, review the integrity of the Company's financial reporting processes, both internal and external.

               2. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

               3. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices, as suggested by the independent accountants, management or the internal auditor.

          D.   Process Improvement

               1. Upon completion of the annual audit, review separately with each of management, the independent accountants and internal auditor any significant difficulties encountered during the course of the audit.

               2. Review any significant disagreement among management and the independent accountants or the internal auditor regarding the preparation of the financial statements.

               3. Review with the independent accountants, the internal auditor and management the extent to which changes or improvements in financial or accounting practices are necessary and when they have been implemented.

                                  APPENDIX B

                              CNB Bancorp, Inc.

                    Long-Term Incentive Compensation Plan

                                  Section I
                                   Purpose

1.1 Purpose. The purpose of the CNB Bancorp, Inc. Long-Term Incentive Compensation Plan (the "Plan") is to provide competitive long-term incentive compensation to Participants that aligns their interests with shareholder interests through share ownership and investment in CNB Bancorp, Inc. ("CNB"), and to encourage long-term growth in shareholder value through the achievement of specified financial objectives.

1.2 Rule 16b-3 Plan. With respect to persons subject to Section 16 of the Act ("Section 16 Persons"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants who are Section 16 Persons are concerned, to the extent permitted by law and deemed advisable by the Board.

1.3 Effectiveness of the Plan. The Plan will be effective upon adoption of it by shareholders of CNB as provided in Section 505 of the Business Corporation Law of New York. The Plan will remain in effect until the earlier of the termination date set forth in Section 12.2 hereof or such time as it is amended or terminated by the Board in accordance with the terms of Section 12.2 hereof, except that no Incentive Stock Option may be granted under the Plan on or after ten years from the Effective Date of the Plan.

                                  Section II
                                 Definitions

Unless the context indicates otherwise, the following terms have the meanings set forth below:

2.1  "Act" means the Securities and Exchange Act of 1934, as amended.

2.2 "Award" means Options, Restricted Stock or Stock Awards granted pursuant to the Plan.

2.3  "Bank" means City National Bank and Trust Company.

2.4  "Board" means the Board of Directors of CNB.

2.5  "Cause" means, with respect to any certain Participant:

     (a) the willful and continued failure by such Participant to substantially perform his or her duties with respect to CNB or any Subsidiary (other than any such failure resulting from his or her incapacity due to physical or mental illness), or

     (b) the conviction of the Participant of a felony involving moral turpitude, or

     (c) the willful engaging by such Participant in conduct which is demonstrably and materially injurious to CNB or a Subsidiary, monetarily or otherwise. For purposes of this Section 2.5, no act or failure to act shall be deemed "willful" if done by the Participant either in good faith and in the reasonable belief that such act or omission was in the best interest of CNB, or before the Board provides the Participant with a written notice and reasonable opportunity to cure the actions or omissions that the Board considers to be grounds for a finding of Cause for purposes of this Plan.

2.6  "Change in Control" means the occurrence of any of the following events:

     (a) Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of securities of CNB representing 50% or more of the combined voting power of CNB's then outstanding securities provided that notwithstanding anything in this definition of beneficial owner to the contrary, no person shall be deemed to be the beneficial owner of, or to beneficially own, any security beneficially owned by another person solely by reason of revocable proxy given in response to a public proxy or consent solicitation or any agreement, arrangement or understanding with such other person relating to the solicitation of revocable proxies made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, provided that such other person retains the right at any time to withdraw from, revoke or terminate any such agreement, arrangement or understanding and further provided that such persons would not otherwise be deemed to be a group under Section 13(d) of the Exchange Act or otherwise be deemed to be acting in concert; or

     (b) CNB is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

     (c) During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board (including for this purpose any new director whose election or nomination for election by CNB's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.; or

     (d) CNB is party to a merger, consolidation or reorganization with any other corporation in which the shareholders of CNB immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the selection of directors of the merged, consolidated or reorganized entity.

     Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of CNB or a Subsidiary of CNB or other similar fiduciary capacity of CNB with direct voting control of the stock shall be treated as a person or group within the meaning of subsection (a) hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of CNB or any of its Subsidiaries, and no Trustee of any such plan in its capacity as such Trustee, shall be treated as a person or group within the meaning of subsection (a) hereof.

2.7  "CNB" means CNB Bancorp, Inc., a New York corporation.

2.8  "Code" means the Internal Revenue Code of 1986, as amended.

2.9 "Committee" means the members of the Compensation Committee as appointed and maintained by the Board who are outside directors within the meaning of Section 162(m) of the Code.

2.10 "Common Shares" means the common shares, $2.50 par value per share, of CNB, which CNB may authorize and issue from time to time.

2.11 "Director" means a member of the Board or the board of directors of any Subsidiary.

2.12 "Disability" means permanent and total disability as defined under
     Section 22(e)(3) of the Code.

2.13 "Effective Date" means the date the Plan becomes effective.

2.14 "Fair Market Value" means that if the Common Shares are listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Fair Market Value per Common Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Fair Market Value on such date shall be the mean between the bid and asked price on such date. If the Common Shares are traded otherwise than on a national securities exchange on the date in question, then the Fair Market Value per Common Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value per Common Share shall be the fair market value as determined by the Board, in its sole and absolute discretion. In making such determination, the Board may use any of the reasonable valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

2.15 "Grant Date" as used with respect to Options, means the date as of which such Options are granted by the Committee, pursuant to the Plan.

2.16 "Immediate Family" has the meaning set forth in Section 6.7 hereof.

2.17 "Incentive Stock Option" or "ISO" means an Option conforming to the requirements of Section 422 of the Code.

2.18 "Nonqualified Stock Option" or "NQO" means an Option granted pursuant to the Plan other than an Incentive Stock Option.

2.19 "Option" means an option to purchase Common Shares granted by the Board or the Committee pursuant to the Plan, which may be designated as either an "Incentive Stock Option" or a "Nonqualified Stock Option."

2.20 "Option Agreement" has the meaning set forth in Section 6.2 hereof.

2.21 "Option Price" has the meaning set forth in Section 6.3 hereof.

2.22 "Participant" means a person described in Section V hereof.

2.23 "Permissible Transferees" and "Permissible Transferee" have the meanings set forth in Section 6.7 hereof.

2.24 "Plan" means the CNB Bancorp, Inc. Long-Term Incentive Compensation Plan as set forth herein and as may be amended from time to time, subject to
     Section 12.1 hereof.

2.25 "Restricted Stock Award" or "Restricted Stock" means an award of Common Shares with restrictions placed on the sale, transfer or pledging of the shares, and a risk of forfeiture during the restriction period.

2.26 "Retirement" means a Participant's voluntarily leaving the employment of CNB or a Subsidiary on or after attainment of the minimum age of sixty-two (62).

2.27 "Section 16 Persons" has the meaning set forth in Section 1.2 hereof.

2.28 "Stock Award" means an award of the Common Shares.

2.29 "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by CNB, either directly or through one or more other Subsidiaries.

                                 Section III
                          Administration of the Plan

3.1 The Committee. The Plan shall be administered by the Committee which shall act only by the vote or written consent of at least a majority of its members. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board. It is the intent of the Committee to administer the Plan in a manner that qualifies Awards, to the extent possible, as excludable from the deduction limit set forth under Section 162(m) of the Code.

3.2. Authority of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which employees shall be granted Awards, (b) to prescribe the terms, conditions and vesting schedule, if any, of such Awards, (c) to determine the amount and form of Awards granted to Participants, (d) to interpret the Plan and the Awards, (e) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) to interpret, amend or revoke any such rules subject to Section 12.1 hereof.

     The Committee, in their sole discretion and on such terms and conditions as they may provide, may delegate their duties in order to provide for the day-to-day administration of the Plan. The Committee shall control the general administration of the Plan with all powers necessary to enable it to carry out its duties in that respect; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which is impermissible under Code Section 162(m) or the rules and regulations promulgated thereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all parties, and shall be given the maximum deference permitted by law.

                                  Section IV
                          Shares Subject to the Plan

4.1 Shares Subject to Plan. CNB shall reserve 225,000 Common Shares for issuance under this Plan, subject to adjustment pursuant to Section 4.2 hereof. Common Shares may be now or hereafter (1) authorized, (2) issued and owned, and (3) shares held in a grantor trust. If and to the extent that any rights with respect to Common Shares shall not be exercised by any Participant for any reason or if such rights shall terminate as provided herein, Common Shares that have not been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.

4.2 Change in Capitalization. In the event of a change in the capitalization of CNB due to a share split, share dividend, recapitalization, merger, consolidation, combination, or similar event or as may otherwise be equitably required as determined by the aggregate number of Common Shares, the terms of any existing Awards shall be automatically adjusted in proportion to the change in capitalization.

                                  Section V
                                 Eligibility

The Committee shall have the discretion to select directors, officers, executives, managers, consultants, and other key employees of CNB and its Subsidiaries for participation in the Plan. The discretion of the Committee to select such Participants shall be absolute and no person otherwise eligible for participation shall have any right to participate. Only persons so selected shall be deemed "Participants" for purposes hereof.

                                  Section VI
                                Stock Options

6.1 Grant of Options. Options may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee. The Committee shall in its sole discretion, determine the number of Options granted to each Participant; provided, however, that in any one calendar year, no one Participant shall be granted Options to purchase a number of Common Shares in excess of 50,000, adjusted for any stock dividends, stock splits, reverse stock splits, recapitalization, mergers or consolidations. Options granted may be ISOs to employees, NQOs to employees or non-employee Directors, consultants, or a combination thereof.

6.2 Option Agreement. Each Option shall be evidenced by a written option agreement (an "Option Agreement") that shall specify the Option Price, the expiration date of the Option, the number of shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO or an NQO.

6.3 Option Price. The price for each Common Share deliverable upon the exercise of an Option (the "Option Price") shall be determined at the discretion of the Committee; provided, however, that with respect to ISOs, the Option Price shall not be less than the Fair Market Value at the date of grant. If at the time that an ISO is granted, the Participant owns shares possessing more than 10% of the total combined voting power of all classes of CNB's or any of its Subsidiaries' capital shares, the Option Price of an ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the date that the ISO is granted and any ISO so granted must be exercised not later than five (5) years from the date it is granted.

6.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion, except that any outstanding Options at the time of a Change in Control, or a Participant's death, or Disability will be immediately exercisable without regard to any vesting restrictions attached to such Options. A Participant electing to exercise an Option shall give written notice of such election to CNB in such form as the Committee may require.

6.5 Expiration of Options. Each Option belonging to a Participant shall terminate upon the first to occur of the events listed in this section.

     (a)  For Employees

          (i) The date for termination of such Option set forth in the Option Agreement applicable to such Option.

          (ii) The expiration of ten (10) years from the date such Option was granted, except as outlined in 6.3.

          (iii) The expiration of one year from the date of the Participant's termination of employment for reason other than Retirement or termination for Cause, it being understood that the exercise of an Incentive Stock Option at any time after ninety (90) days from the date of termination of employment for reasons other than death or Disability shall convert the Option to a Nonqualified Stock Option.

          (iv) The expiration of one year from the later of the Participant's Retirement or termination of service as a Director for a reason other than for Cause.

          (v)   Termination of employment for Cause.

     (b)  For Non-employee Directors

          (i) The date for termination of such Option set forth in the Option Agreement applicable to such Option.

          (ii) The expiration of ten (10) years from the date such Option was granted.

          (iii) The expiration of one year following the non-employee Director's termination of service as a Director for a reason other than for Cause.

          (iv) Termination of a non-employee Director's service as a Director for Cause.

          (v)   One year following a Change in Control.

6.6 Payment. The Option Price upon exercise of any Option shall be payable to CNB in full in cash. The Committee also may, in its sole discretion, permit exercise (a) by tendering previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Common Shares which are tendered must have been held by the Participant or his or her Permissible Transferees (as defined in 6.7) for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee determines, in its sole discretion, to both provide legal consideration equal to the total Option Price for the Common Shares acquired through exercise of the Option and to be consistent with the purposes of the Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Common Shares purchased, CNB shall deliver to the Participant, or his or her Permissible Transferee, the certificates (in the Participant's or such Permissible Transferee's name) representing such Common Shares.

6.7 Nontransferability of Options. No Option granted under the Plan shall be assignable or transferable by the Participant other than by will or the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by such Participant, except: (a) in the event of the Disability of the Participant resulting in the appointment, by a court of competent jurisdiction, of a legal guardian or personal representative with appropriate authority, then by such person in the name of Participant; or (b) in the name of the Participant pursuant to a power of attorney, acceptable in form and substance to CNB.

     Notwithstanding the above, a Participant may, with respect to any Nonqualified Stock Option: (a) designate in writing a beneficiary to exercise his or her Option after the Participant's death; (b) transfer an Option to a revocable inter vivos trust as to which the Optionee is the settlor; and (c) transfer an Option for no consideration to any of the following permissible transferees (each a "Permissible Transferee"):
     (i) any member of the Immediate Family of the Participant to whom such Option was granted, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, or (iii) any partnership whose only partners are members of the Participant's Immediate Family; and further provided that: (1) the transferee shall remain subject to all of the terms and conditions applicable to such Options prior to and after such transfer; and (2) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee. Any such transfer to a Permissible Transferee shall consist of one or more options covering a minimum of one hundred (100) Common Shares. An Option may not be re-transferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. In the case of (b) and (c) set forth in the immediately preceding sentence, the Option shall only be exercisable by the trustee or Permissible Transferee, as applicable. For the purposes hereof, "Immediate Family" means, with respect to a particular Participant, such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

6.8  Certain Additional Provisions for Incentive Stock Options.

     (a) The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

     (b) ISOs may be granted only to persons who are employees of CNB or a Subsidiary at the time of grant.

     (c) No ISO may be exercised after the expiration of ten years from the date such ISO was granted; provided, however, that if the ISO is granted to a Participant who, together with Persons whose Common Share ownership is attributed to the Participant pursuant to
          Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of CNB's or any of its Subsidiaries' capital shares, the ISO may not be exercised after the expiration of five years from the date that it was granted.

                                 Section VII
                            Restricted Stock Award

7.1 Award of Restricted Stock. Restricted Stock may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee. The Committee shall in its sole discretion, determine the number of shares of Restricted Stock granted to each Participant and the terms and conditions of such grant.

     Each Restricted Stock Award under the Plan shall be evidenced by a stock certificate of CNB, registered in the name of the Participant, accompanied by an agreement in such form as the Committee shall prescribe from time to time. The Restricted Stock Awards shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish.

7.2 Stock Legends; Prohibition on Disposition. Certificates for shares of Restricted Stock shall bear an appropriate legend referring to the restrictions to which they are subject, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. The certificates representing shares of Restricted Stock shall be held by CNB until the restrictions are satisfied.

7.3 Termination of Service. The Committee shall determine the extent to which the restrictions on any Restricted Stock Award shall lapse upon the termination of the Participant's service to CNB and its Subsidiaries, due to death, Disability, or for any other reason. If the restrictions on all or any portion of a Restricted Stock Award shall not lapse, the Participant, or in the event of his or her death, his or her personal representative, shall deliver to the Secretary of CNB such instruments of transfer, if any, as may reasonably be required to transfer the shares back to CNB.

7.4 Change in Control. Upon the occurrence of a Change in Control of the Company, as determined in Section 2.6 of this Plan, all restrictions then outstanding with respect to shares of Restricted Stock shall automatically expire and be of no further force and effect and all certificates representing such shares of Restricted Stock shall be delivered to the Participant.

7.5 Effect of Attempted Transfer. No benefit payable or interest in any Restricted Stock Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such interest in any Restricted Stock Award shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or his or her beneficiary.

7.6 Dividends. Dividends paid on Restricted Stock shall be paid either at the dividend payment date in cash or in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed, unless otherwise determined by the Committee.

7.7 Rights as a Stockholder. A Participant shall have the right to receive dividends, as described in Section 7.6, on Common Shares subject to the Restricted Stock Award during the applicable restricted period, to vote the Common Shares subject to the Award, except that the Participant shall not be entitled to enjoy any other stockholder rights and shall not be entitled to delivery of the stock certificate until the applicable restricted period shall have lapsed (if at all).

                                 Section VIII
                                 Stock Awards

8.1 Stock Awards. The Committee may, at any time and from time to time, designate an Award of Common Shares to any Participant, which is subject to one or more conditions established by the Committee, in its sole discretion. If the Award is subject to the achievement of certain performance objectives (as that term is used for purposes of Code
     Section 162(m)), then the performance objectives shall be determined by the Committee at their full discretion.

8.2 Effect of Change in Control. The effect of a Change in Control upon an Award of Common Shares subject to this Section VIII shall be determined by the Committee at such time as the Committee establishes the terms and conditions that will apply to an Award of Common Shares.

                                  Section IX
        Payment of Stock or Stock Options in Lieu of Cash Compensation

The Committee may, at any time and from time to time, at the request of a Participant, designate that a portion of a Participant's compensation otherwise payable in cash be payable in Common Shares or as Stock Options; provided that a Participant shall under no circumstance be permitted to defer compensation that has already been earned through the performance of services. The Committee shall have the sole discretion to determine the terms and conditions under which such Common Shares or Stock Options shall be issued to Participants.

                                  Section X
                       No Right to Continued Employment

Participation in the Plan shall confer no rights to continued employment with CNB or any Subsidiary, nor shall it restrict the rights of CNB or any Subsidiary to terminate a Participant's employment relationship at any time for Cause or without Cause.

                                  Section XI
                              Withholding Taxes

As a condition of delivery of cash or Common Shares upon exercise of an Option, or the issuance of Common Shares, CNB shall be entitled to require that the Participant and/or his or her transferees (without regard to whether the Participant has transferred the Award in accordance with the Plan) satisfy federal, state and local tax withholding requirements as follows:

     (a) Cash Remittance. Whenever Common Shares are to be issued upon the exercise of an Option or payment of Award, the Company shall have the right to require the Participant and/or his or her transferees to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or payment, prior to the delivery of any certificate or certificates for such shares. In addition, CNB shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements.

     (b) Share Withholding or Remittance. In lieu of the remittance required by Section X(a) hereof, a Participant who is granted an Award may, to the extent approved by the Committee, irrevocably elect by written notice to CNB at the office of CNB designated for that purpose, to (i) have CNB withhold Common Shares from any Award hereunder, or (ii) deliver other previously owned Common Shares, the Fair Market Value of which as of the date on which any such tax is determined shall be equal to the amount of the required tax withholding amount, if any, rounded down to the nearest whole share attributable to such exercise, occurrence or grant; provided, however, that no election to have Common Shares withheld from any Award shall be in excess of the minimum statutory withholding tax or shall be effective with respect to an Award which was transferred by such Participant to a Permitted Transferee or otherwise.

                                 Section XII
                     Amendment or Termination of the Plan

12.1 Amendment. The Board or Committee may alter, amend or suspend the Plan at any time or alter and amend Awards granted hereunder; provided, however, that no such amendment or alteration may, without the consent of any Participant to whom an Option shall theretofore have been granted or to whom a Stock Award or Restricted Stock Award shall theretofore have been issued, adversely affect the right of such Participant under such Award.

12.2 Termination. The Plan shall terminate on December 31, 2011; provided, however, that the Plan shall be subject to termination prior to such date on the date set forth in a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant with respect to Awards previously granted hereunder without such Participant's consent. In the event of a termination of the Plan, all Awards granted hereunder shall continue to be valid and binding obligations of CNB going forward on the same terms and conditions as set forth herein and in the applicable Award agreements.

12.3 Change in Control. In the event of any merger, consolidation or other reorganization in which CNB is not the surviving or continuing corporation or in which a Change in Control is to occur, all of CNB's obligations regarding Awards, if applicable, that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Board or the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash) in amounts determined by the Board or the Committee in a manner that is equitable to Participants.

                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

                              CNB BANCORP, INC.

                  PROXY FOR ANNUAL MEETING - APRIL 16, 2002

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of CNB BANCORP, INC. do hereby nominate, constitute and appoint, Timothy E. Delaney, Theodore E. Hoye III and Deborah H. Rose, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place, and stead to vote all the common stock of said Company, standing in my name on its books at the Annual Meeting of its Shareholders to be held at the HOLIDAY INN, 308 NORTH COMRIE AVENUE, JOHNSTOWN, NY on April 16, 2002 at 4:00 p.m., or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

                                                           CHECK ONE BOX ONLY
                                                            FOR EACH PROPOSAL

The Board of Directors recommends a vote for the election as director of each of the nominees listed below and for each other proposal set forth below.

1.   Election of Directors - To elect William N. Smith,            For
     Brian K. Hanaburgh and Richard D. Ruby to serve as            All
     Directors of the Company for a period of three years.         Nominees |_|

                                      Withhold Authority as to All Nominees |_|

                                    For All Nominees Except Those Listed
                                    in the Space Provided Immediately Below |_|

     _______________________________________________________________________

2.   Approval of Long-Term Incentive Compensation Plan -
     To approve a new compensation plan, the Long-Term
     Incentive Compensation Plan.                                   For     |_|

                                                                    Against |_|

                                                                    Abstain |_|

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR AND FOR PROPOSAL 2.

In their discretion, the proxies are authorized to vote in their judgment upon such other business as properly may come before the meeting or any adjournment thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Date this Proxy. Sign your name. Each shareholder must sign. If you hold your shares as a Trustee, Guardian, Custodian or otherwise, indicate such fiduciary capacity after your signature.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                       Dated: ___________________________________, 2002

                              ___________________________________ (L.S.)

                              ___________________________________ (L.S.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.